                                                                    Exhibit A(3)


                                                                  EXECUTION COPY


                             DISTRIBUTION AGREEMENT

         DISTRIBUTION AGREEMENT (the "Agreement") made as of March 1, 1999, effective March 4, 1999, by and among NASDAQ-AMEX INVESTMENT PRODUCT SERVICES, INC., a Delaware corporation (the "Sponsor"); NASDAQ-100 TRUST-sm-, SERIES 1, a unit investment trust (the "Trust") to be organized under the laws of the State of New York by The Bank of New York, as Trustee of such Trust; and ALPS MUTUAL FUNDS SERVICES, INC., a Colorado corporation (the "Distributor").

                                   WITNESSETH

         WHEREAS, the Trust is to be governed by a Trust Indenture and Agreement (the "Trust Agreement") between the Sponsor and The Bank of New York, as trustee (the "Trustee") pursuant to which there will be created units of fractional undivided interest in the Trust referred to as Nasdaq-100 Shares and representing proportionate interests in the portfolio of securities and assets held by the Trust;

         WHEREAS, the Sponsor and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-6 (Registration No. 333-61001), including as part thereof a prospectus, under the Securities Act of 1933, as amended (the "1933 Act"), and a registration statement on Form N-8B-2 (Registration No. 811-08947) under the Investment Company Act of 1940, as amended (the "1940 Act"), the forms of which have heretofore been delivered to the Distributor; and

         WHEREAS, the Trust will create and redeem Nasdaq-100 Shares only in aggregations constituting a Creation Unit, as such term is used in the Registration Statement (as defined herein), in accordance with the terms and conditions set forth therein; and

         WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

         WHEREAS, the Trust and the Sponsor desire to retain the Distributor to act as distributor with respect to the creation and distribution of Nasdaq-100 Shares in Creation Unit size aggregations as set forth in the Trust's Registration Statement, to hold itself available to receive and process orders for Nasdaq-100 Shares in the manner set forth in the Trust's then-current prospectus and to enter into arrangements with dealers; and

         WHEREAS, the Distributor desires to render these services to the Trust;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Sponsor, the Trust and the Distributor hereby agree as follows:

                                    SECTION 1

                       DISTRIBUTION AND BENEFICIAL OWNERS

         1.1 APPOINTMENT. The Trust and the Sponsor hereby appoint the Distributor as the exclusive distributor for Nasdaq-100 Shares in Creation Unit size aggregations on the terms and for the periods set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act in such capacity hereunder.

         1.2      DEFINITIONS.

                  (a) The term "Registration Statement" shall mean the registration statement most recently filed from time to time by the Trust with the Commission and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect.

                  (b) The term "Prospectus" shall mean the prospectus included as part of the Trust's Registration Statement, as such prospectus may be amended or supplemented from time to time.

                  (c) The term "Depository" shall mean The Depository Trust Company, New York, New York.

                  (d) All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Registration Statement.

         1.3 DISTRIBUTOR'S DUTIES. The Distributor shall have the following duties:

                  (a) The Distributor agrees, as agent for the Trust, that all orders to create Nasdaq-100 Shares in Creation Unit size aggregations must be placed with the Distributor, and it is the responsibility of the Distributor to transmit such orders to the Trustee, as described in the Registration Statement and in accordance with the provisions thereof.

                  (b) The right granted to the Distributor to receive all orders to create Nasdaq-100 Shares in Creation Unit size aggregations and to transmit such orders to the Trustee shall be exclusive, and no other principal underwriter or distributor shall be granted such right; provided, however, that nothing herein shall affect or limit the right and ability of the Trustee to accept Portfolio Deposits and related Cash Components (each as defined in the Prospectus) through or outside of the Nasdaq-100 Clearing Process, and as provided in and in accordance with the then-current Prospectus. The exclusive right to place creation orders for Nasdaq-100 Shares granted to the Distributor may be waived by the Distributor by notice to the Trust and the Sponsor in writing, either unconditionally or subject to such conditions and limitations as may be set forth in such notice to the Trust and the Sponsor. The Trust and the Sponsor hereby acknowledge that the

Distributor may render principal underwriting, distribution and other services to other parties, including other unit investment trusts.

                  (c) At the request of the Trust and the Sponsor, the Distributor shall enter into Nasdaq-100 Participant Agreements between and among Participating Parties, the Distributor and the Trustee, in accordance with the provisions of the Registration Statement and current Prospectus and in the form attached hereto as Exhibit A. The Distributor shall make available for inspection during normal business hours at its offices at 370 17th Street, Suite 3100, Denver, Colorado, a list of the Participating Parties who have entered into Nasdaq-100 Participant Agreements with the Distributor and the Trustee.

                  (d) Except as otherwise noted in the Registration Statement and current Prospectus, the offering price for all Creation Units sold to investors by the Distributor will be the net asset value per Creation Unit calculated in the manner described in the Registration Statement and current Prospectus.

                  (e) In performing its duties hereunder, the Distributor shall act in conformity with the Trust Agreement, Registration Statement and the then-current Prospectus relating to Nasdaq-100 Shares and the Trust, and in conformity with the instructions and directions of the Sponsor and the Trustee of the Trust, and will comply with and conform in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act and all other applicable federal and state laws, regulations and rulings, and the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD").

                  (f) The Distributor shall not be obligated to accept any certain number of orders for Creation Unit size aggregations of Nasdaq-100 Shares; provided, however, that the Distributor shall accept all orders submitted to it in proper form. Nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

                  (g) The Distributor shall review, clear and file all advertising, sales, marketing and promotional materials of the Trust provided to the Distributor, or in the preparation of which it has participated, with the NASD as required by the 1933 Act and the 1940 Act, and the rules promulgated thereunder, and by the rules of the NASD. The Distributor is not authorized to give any information or to make any representations other than those contained in the Registration Statement or current Prospectus, as amended from time to time, or contained in reports to Beneficial Owners or other materials that may be prepared by the Trustee or Sponsor on behalf of the Trust for the Distributor.

                  (h) The Distributor shall consult with the Sponsor and the Trust with respect to the production and printing of Prospectuses to be used in connection with creations by creators of Creation Unit size aggregations of Nasdaq-100 Shares.

                  (i) In performing its duties hereunder the Distributor shall be entitled to rely on and shall not be responsible in any way for information provided to it by the Trustee, the Sponsor or the Trust and their respective service providers and shall not be liable or responsible for the errors and omissions of such service providers, provided that the foregoing shall not be construed to protect the Distributor against any liability to the Trustee, the Sponsor, the Trust or the Trust's Beneficial Owners to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  (j) The Distributor has as of the date hereof, and shall at all times have and maintain, net capital of not less than that required by Rule 15c3-1 of the 1934 Act, or any successor provision thereto. In the event that the net capital of the Distributor shall fall below that required by Rule 15c3-1, or any successor provision thereto, the Distributor shall promptly provide notice to the Trustee and the Sponsor of such event.

         1.4 THE TRUST'S AND SPONSOR'S DUTIES. The Trust and Sponsor shall have the following duties:

                  (a) The Trust agrees to issue Creation Unit size aggregations of Nasdaq-100 Shares, subject to paragraph (e) of this Section 1.4, and to request the Depository to record on its books the ownership of such Nasdaq-100 Shares in accordance with the book-entry system procedures described in the Prospectus in such amounts as the Distributor has requested in writing or other means of data transmission, as promptly as practicable after receipt by the Trustee on behalf of the Trust of the requisite Portfolio Deposit and Cash Component, if any, (together with any fees) for such creations and acceptance by the Trustee or by the Distributor on behalf of the Trust of a creation order for such Nasdaq-100 Shares, upon the terms described in the Registration Statement.

                  (b) The Trust and Sponsor shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Creation Units. The Trust and the Sponsor shall make available to the Distributor such number of copies of the current Prospectus as the Distributor may reasonably request. The Trust and the Sponsor authorize the Distributor to use the Prospectus, but the Trust and the Sponsor shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representatives or agents other than such information, statements or representations as are contained in the Prospectus or financial reports filed on behalf of the Trust or in any sales literature or advertisements specifically approved by the Trust and the Sponsor in writing.

                  (c) The Sponsor agrees that it will take all necessary action to register an indefinite number of Nasdaq-100 Shares under the 1933 Act. The Sponsor shall take, from time to time, such steps, including payment of the related filing fees, as may necessary to register Nasdaq-100 Shares under the 1933 Act and the Trust under the 1940 Act to the end that all Creation Unit size aggregations of Nasdaq-100 Shares will be properly registered under the 1933 Act and the 1940 Act. The Sponsor agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be in a Registration Statement or Prospectus no (i) untrue statement of a material fact or (ii) omission to state a material fact necessary in order to make the statements therein, in the case of the Prospectus, in light of the circumstances in which made, not misleading. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust and the Sponsor for inclusion in the Registration Statement or Prospectus.

                  (d) The Trust and the Sponsor shall keep the Distributor informed of the states and other foreign and domestic jurisdictions in which the Trust has effected notice filings of Nasdaq-100 Shares for sale under the securities laws thereof. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Trust and the Sponsor in connection with such filings.

                  (e) In accordance with the provisions of the then-current Prospectus, the Trust may reject any creation order for Creation Unit size aggregations of Nasdaq-100 Shares or stop all receipts of creation orders for Nasdaq-100 Shares at any time or from time to time upon reasonable notice to the Distributor.

                  (f) The Trust and the Sponsor shall notify the Distributor promptly of:

                  1. any amendments to the Trust's Registration Statement or Prospectus;

                  2. any inquiries by the Commission regarding additional information or of any stop order suspending the effectiveness of the Trust's Registration Statement or the initiation of any proceeding for that purpose; and

                  3. all significant actions of the Commission having a material impact with respect to any amendment to the Trust's Registration Statement or Prospectus.

         1.5      REPRESENTATIONS.

                  (a) The Distributor represents and warrants to the Trust and the Sponsor that (i) it is duly organized as a Colorado corporation and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein; (ii) the execution, delivery and performance of this Agreement are within its power and have been duly authorized by all necessary action; and (iii) its entering into this Agreement or providing the services contemplated hereby does not conflict with or constitute a default or require a consent under or breach of any provision of any agreement or document to which the Distributor is a party or by which it is bound, including, but not limited to, any Members Agreement with the National Association of Securities Dealers, Inc. (except for any consent in writing which shall have been obtained by the date hereof).

                  (b) The Sponsor represents and warrants to the Distributor that (i) the Registration Statement and the Prospectus have been prepared in conformity in all material respects with the 1933 Act, the 1940 Act and the rules and regulations of the Commission (the "Rules and Regulations"); (ii) the Registration Statement and Prospectus contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations; and (iii) all statements of fact contained therein are true and correct in all material respects at the time indicated or the effective date, as the case may be, and neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances in which made, not misleading. The Trust and the Sponsor shall from time to time file such amendment or amendments to the Registration Statement and the Prospectus as, in the light of future developments, shall, in the opinion of the Trust's counsel, be necessary in order to have the Registration Statement and the Prospectus at all times contain all material facts required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances in which made, not misleading to a purchaser of Nasdaq-100 Shares. The Trust shall not file any amendment to the Registration Statement or the Prospectus without giving the Distributor reasonable notice thereof in advance, provided that nothing in this Agreement shall in any way limit the Trust's right to file at any time such amendments to the Registration Statement or the Prospectus as the Trust may deem advisable. Notwithstanding the foregoing, the Trust and the Sponsor shall not be deemed to make any representation or warranty as to any information or statement provided by the Distributor for inclusion in the Registration Statement or the Prospectus.

                                    SECTION 2

                                FEES AND EXPENSES

         2.1 COMPENSATION OF THE DISTRIBUTOR. The Sponsor shall pay to the Distributor, for its services described in this Agreement, an annual distribution fee of $35,000; 1/12 of such fee shall be paid monthly in advance on the first day of each calendar month with the first payment to be delivered upon the effectiveness of this Agreement in a prorated amount.

         2.2      EXPENSES.

                  (a) Each party hereto will bear its own expenses in connection with this Agreement unless otherwise agreed by the parties hereto in writing. In addition, the expenses of the Trust shall be borne by the Trust as described under the caption "Expenses of the Trust" in the Prospectus.

                  (b) The Distributor shall bear the following costs and expenses relating to the distribution of Nasdaq-100 Shares: (i) the costs (other than those payable pursuant to the Trust's agreement with the Depository) of processing and maintaining records of creations of Creation Units; (ii) all costs of maintaining the records required of a broker/dealer registered under the 1934 Act; (iii) the expenses of maintaining its registration or qualification as a dealer or broker under federal or state laws; (iv) the expenses incurred by the Distributor in connection with normal NASD filing fees (expedited NASD filing fees will be billed to the Sponsor); and
(v) all other expenses incurred in connection with the distribution services as contemplated herein, except as otherwise specifically provided in this Agreement.

                                    SECTION 3

                                 INDEMNIFICATION

         3.1 INDEMNIFICATION OF DISTRIBUTOR. The Sponsor agrees to indemnify, defend and hold the Distributor, any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, and their respective officers and directors (any of the Distributor, such control persons, and their respective officers and directors, for purposes of this Section 3.1, an "Indemnitee"), free and harmless from and against any and all claims, demands, liabilities, and expenses (including costs reasonably incurred in connection with investigating or defending such claims, demands or liabilities and any counsel fees reasonably incurred in connection therewith) which the Indemnitee may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's Registration Statement, or the omission or alleged omission to state in such document a material fact required to be stated thereon or necessary to make the statements therein not misleading or, with respect to the Prospectus or any amendment or supplement thereto, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state in such document a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, however, that nothing in this Section 3.1 shall protect the Indemnitee against any liability to the Trust or its Beneficial Owners that the Indemnitee would otherwise be subject to (i) by reason of willful malfeasance, bad faith, or gross negligence in the performance of its duties, (ii) by reason of the Indemnitee's reckless disregard of its obligations and duties under this Agreement, or (iii) where such liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission in the Trust's Registration Statement or Prospectus that was made in reliance upon and in conformity with written information furnished by the Distributor to the Trust and the Sponsor; and provided, further, that the Trust will not be liable in any such case to the Indemnitee with respect to any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or the Prospectus that is subsequently corrected in such document (or an amendment thereof or supplement thereto), if a copy of the Prospectus (or such amendment thereof or supplement thereto) was not sent or given to the person asserting any such claim, demand, liability or expense at or before the written confirmation of the sale to such person in any case where such delivery is required by the 1933 Act, and the Trust had notified the Distributor of the amendment or supplement prior to the sending of the written confirmation of sale.

         The Sponsor's obligation to indemnify the Indemnitee is expressly conditioned upon the Indemnitee's notification of the Sponsor of the commencement of any action against the Indemnitee, which notification shall be given by letter or by facsimile transmission addressed to the Sponsor at its principal offices in Washington, DC, and sent to the Sponsor by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. The Indemnitee's failure to so notify the Sponsor shall not relieve the Sponsor of any liability which it may have to the Indemnitee by reason of any such untrue statement or omission or alleged untrue statement or omission independent of this indemnification. The Sponsor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability and to retain legal counsel of good standing chosen by the Sponsor and approved by the Indemnitee (such approval not to be unreasonably withheld). If the Sponsor elects to assume the defense of any such suit and retain counsel approved by the Indemnitee, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them. In the event the Sponsor does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Indemnitee, or the Indemnitee does not approve of the counsel chosen by the Sponsor (such approval not to be unreasonably withheld), the Sponsor shall bear the fees and expenses of any counsel retained by the Indemnitee. The indemnification agreement contained in this Section 3.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Indemnitee and shall survive the sale of any Creation Units made pursuant to purchase orders obtained by the Indemnitee or the termination of this Agreement. This indemnification will inure exclusively to the benefit of the Indemnitee and its successors, assigns and estate. The Trust and the Sponsor shall promptly notify the Distributor of the commencement of any litigation or proceeding against the Trust or the Sponsor in connection with the issue and sale of any Creation Units.

         3.2 INDEMNIFICATION OF THE SPONSOR. The Distributor agrees to indemnify, defend, and hold the Sponsor, any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act, and their respective officers and directors (for purposes of this Section 3.2, the Sponsor, its controlling persons, and their respective officers and directors are collectively referred to as the "Sponsor Affiliates"), free and harmless from and against any and all claims, demands, liabilities, and expenses (including costs reasonably incurred in investigating or defending such claims, demands or liabilities and any counsel fees reasonably incurred in connection therewith) which the Sponsor Affiliates may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in information furnished by the Distributor to the Sponsor for use in the Registration Statement or Prospectus in effect from time to time, or (ii) any omission or alleged omission, on the part of the Distributor, to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading, it being understood that the Sponsor will rely upon the information provided by the Distributor for use in the preparation of the Registration Statement and the Prospectus, or (iii) any alleged act or omission on the Distributor's part as the Trust's agent that has not been expressly authorized by the Sponsor in writing.

         The Distributor's obligation to indemnify the Sponsor Affiliates is expressly conditioned upon the Distributor being notified of the commencement of any action brought against the Sponsor Affiliates, which notification shall be given by letter or facsimile transmission addressed to the Distributor at its principal offices in Denver, Colorado and sent to the Distributor by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. The Sponsor Affiliates' failure to notify the Distributor of the commencement of any such action shall not relieve the Distributor from any liability which it may have to the Sponsor Affiliates by reason of any such untrue statement or omission, alleged untrue statement or omission, or alleged act or omission on the part of the Distributor independent of this indemnification. The Distributor will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability and to retain legal counsel of good standing chosen by the Distributor and approved by the Sponsor Affiliate (such approval not to be unreasonably withheld). If the Distributor elects to assume the defense of any such suit and retain counsel approved by the Sponsor Affiliate, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them. In the event the Distributor does not elect to assume the defense of any such suit and retain counsel of good standing approved by the Sponsor Affiliate, or the Sponsor Affiliate does not approve of the counsel chosen by the Distributor (such approval not to be unreasonably withheld), the Distributor shall bear the fees and expenses of any counsel retained by the Sponsor Affiliate. The indemnification agreement contained in this Section 3.2 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sponsor Affiliate and shall survive the sale of any Creation Units made pursuant to purchase orders obtained by the Distributor or the termination of this Agreement. This indemnification will inure exclusively to the benefit of the Sponsor Affiliate and its successors, assigns and estate. The Distributor shall promptly notify the Trust and the Sponsor of the commencement of any litigation or proceeding against the Distributor in connection with the issue and sale of any Creation Units.

         3.3 SETTLEMENT OF CLAIMS. No Indemnitee or indemnified Sponsor Affiliate shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of Section 3.1 or
3.2 above, without the prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action. This section shall survive the termination of this Agreement.

                                    SECTION 4

                      DURATION, TERMINATION, AND AMENDMENT

         4.1 DURATION. This Agreement shall become effective on March 4, 1999, and continue, unless terminated as provided in Section 4.2 or until the termination of the Trust.

         4.2 TERMINATION. Subject to Section 4.3, this Agreement may be terminated at any time, without penalty, upon 60 days' prior written notice to the other party by the Trust and the Sponsor, or by the Distributor.

         4.3 ASSIGNMENT. This Agreement shall automatically terminate in the event of its "assignment." As used in this Agreement, the term "assignment" shall have the meaning such term has in the 1940 Act.

         4.4 AMENDMENT. This Agreement may be amended by mutual consent, provided that no provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                                    SECTION 5

                                     NOTICE

         5.1 NOTIFICATION OF PARTIES. Any notice or other communication required or permitted to be given pursuant to this Agreement shall be deemed duly given if addressed and delivered, mailed by registered mail, postage prepaid, or sent by facsimile transmission (with confirmation of receipt) to (l) ALPS Mutual Funds Services, Inc., at 370 17th Street, Suite 3100, Denver, CO 80202,
Attention: Thomas Carter, Chief Financial Officer, facsimile # (303) 623-7850,
(2) Nasdaq-Amex Investment Product Services, Inc., c/o The Nasdaq Stock Market, Inc., 1735 K Street, NW, Washington, DC 20006-1500, Attention: John L. Jacobs, Executive Vice President, facsimile # (202) 496-2696, and (3) the Nasdaq-100 Trust, Series 1, c/o The Bank of New York, 101 Barclay Street, New York, NY 10286, Attention: Thomas J. Centrone, facsimile # (212) 815-2948.

                                    SECTION 6

                                  MISCELLANEOUS

         6.1 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         6.2 CAPTIONS. The captions in this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction.

         6.3 SEVERABILITY. If any provisions of this Agreement shall be held or made invalid, in whole or in part, then the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with this Agreement's intent and purpose, be amended, to the extent legally possible, by valid provisions in order to effectuate the intended results of the invalid provisions.

         6.4 INSURANCE. The Distributor will maintain at its expense an errors and omissions insurance policy which covers services by the Distributor hereunder.

         6.5 FORCE MAJEURE. In the event a party hereto is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to any other party for any damages resulting from such failure to perform or otherwise from such causes.

         6.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.


                         NASDAQ-100 TRUST-sm-, SERIES 1

                         By:      The Bank of New York, on behalf of the
                                  Trust to be created, as Trustee of such Trust


                         By:  /s/ THOMAS J. CENTRONE
                              ----------------------------------
                              Name:     Thomas J. Centrone
                              Title:    Vice President



                         NASDAQ-AMEX INVESTMENT PRODUCT
                              SERVICES, INC.


                         By:  /s/ JOHN L. JACOBS
                              ----------------------------------
                              Name:     John L. Jacobs
                              Title:    Executive Vice President



                         ALPS MUTUAL FUNDS SERVICES, INC.


                         By:  /s/ EDMUND BURKE
                              ----------------------------------
                              Name:     Edmund Burke
                              Title:    Executive Vice President